Exhibit 3.4

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:27 PM 08/01/2018
FILED 03:27 PM 08/01/2018
SR 20185960125 - File Number 6898864

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is

HARVEST OIL & GAS CORP.                                                                                                                                                  .

2.             The Registered Office of the corporation in the State of Delaware is changed to

1675 South State St., Ste B

_____________________ (street), in the City of Dover                            ,

County of Kent                  Zip Code 19901          . The name of the Registered Agent at such address upon whom process against this Corporation may be served is Capitol Services, Inc.                                                                                          .

3.             The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ MICHAEL E. MERCER
Authorized Officer

Name:	Michael E. Mercer
Print or Type